Exhibit 99.5

Tricor Pacific Capital Inc.

Directors

Name & Position	Present Principal Occupation or Employment
Roderick Senft	Chair
Lauren Senft	Vice Chair
Shawn Lewis	Chief Executive Officer
Derek Senft	Managing Director
Helena Senft	Secretary
Riley Senft	Physician

Executive Officers

Name & Position	Title
Roderick Senft	Chair
Lauren Senft	Vice Chair
Shawn Lewis	Chief Executive Officer
Lisa Oleson	Chief Financial Officer

Tricor PMT25 Holdings Inc.

Directors

Name & Position	Present Principal Occupation or Employment
Lauren Senft	Vice Chair
Shawn Lewis	Chief Executive Officer
Lisa Oleson	Chief Financial Officer

Executive Officers

Name & Position	Title
Shawn Lewis	President
Lauren Senft	Vice President